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                                                                         2(G)(1)

                        INVESTMENT MANAGEMENT AGREEMENT
                                    BETWEEN
                       FIDELITY ADVISOR KOREA FUND, INC.
                                      AND
                     FIDELITY MANAGEMENT & RESEARCH COMPANY

     AGREEMENT made this 25th day of October, 1994, by and between Fidelity Advisor Korea Fund, Inc. a Maryland corporation (hereinafter called the "Fund"), and Fidelity Management & Research Company, a Massachusetts corporation (hereinafter called the "Manager").

     1. (a) Investment Advisory Services. The Manager undertakes to act as investment manager of the Fund and shall, subject to the supervision of the Fund's Board of Directors, direct the investments of the Fund in accordance with the investment objective, policies and limitations as provided in the Fund's Prospectus or other governing instruments, as amended from time to time, the Investment Company Act of 1940 and rules thereunder, as amended from time to time (the "1940 Act"), and such other limitations as the Fund may impose by notice in writing to the Manager. To the extent that an investment adviser is appointed by the Manager and by the Board of Directors of the Fund (the "Investment Adviser"), the Manager may delegate any of its management services and responsibilities hereunder at its sole expense, and the Manager shall supervise the performance by the Investment Adviser of such services and responsibilities and further shall provide the Investment Adviser with such investment advice and research as they shall mutually agree upon. The Manager shall also furnish for the use of the Fund office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund; and shall pay the salaries and fees of all officers of the Fund, of all Directors of the Fund who are "interested persons" of the Fund or of the Manager and of all personnel of the Fund or the Manager performing services relating to research, statistical and investment activities. The Manager is authorized, in its discretion and without prior consultation with the Fund, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Fund. The investment policies and all other actions of the Fund are and shall at all times be subject to the control and direction of the Fund's Board of Directors.

     (b) Management Services. The Manager shall perform (or arrange for the performance by its affiliates of) the management services necessary for the operation of the Fund. The Manager shall, subject to the supervision of the Board of Directors, perform various services for the Fund, including but not limited to: (1) providing investment research and recommendations; (2) providing investment and tax compliance services; (3) supervising any Investment Adviser appointed under paragraph 1(a); (4) providing internal legal services; (5) providing the Fund with office space, equipment and facilities (which may be its own) for maintaining its organization; (6) on behalf of the Fund, supervising relations with, and monitoring the performance of, custodians, depositories, transfer and pricing agents, accountants, attorneys, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable; (7) preparing all general shareholder communications, including shareholder reports; (8) conducting shareholder relations; (9) maintaining the Fund's existence and its records; (10) during such times as shares are publicly offered, maintaining the registration and qualification of the Fund's shares under federal and state law; and (11) investigating the development of and developing and implementing, if appropriate, management and shareholder services designed to enhance the value or convenience of the Fund as an investment vehicle.

     The Manager shall also furnish such reports, evaluations, information or analyses to the Fund as the Fund's Board of Directors may request from time to time or as the Manager may deem to be desirable. The Manager shall make recommendations to the Fund's Board of Directors with respect to Fund policies, and shall carry out such policies as are adopted by the Directors. The Manager shall, subject to review by the Board of Directors, furnish such other services as the Manager shall from time to time determine to be necessary or useful to perform its obligations under this Contract.

     (c) Unless an Investment Adviser has been appointed pursuant to paragraph 1(a), the Manager shall place all orders for the purchase and sale of portfolio securities for the Fund's account with brokers or dealers
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selected by the Manager, which may include brokers or dealers affiliated with the Manager. The Manager shall use its best efforts to seek to execute portfolio transactions at prices which are advantageous to the Fund and at commission rates which are reasonable in relation to the benefits received. In selecting brokers or dealers qualified to execute a particular transactions, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Fund and/or the other accounts over which the Manager or its affiliates exercise investment discretion. The Manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Manager and its affiliates have with respect to accounts over which they exercise investment discretion. The Directors of the Fund shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund.

     The Manager shall, in acting hereunder, be an independent contractor. The Manager shall not be an agent of the Fund.

     2. It is understood that the Directors, officers and shareholders of the Fund are may be or become interested in the Manager as directors, officers or otherwise and that directors, officers and stockholders of the Manager are or may be or become similarly interested in the Fund, and that the Manager may be or become interested in the Fund as a shareholder or otherwise.

     3. The Manager will be compensated on the following basis for the services and facilities to be furnished hereunder. The Manager shall receive a monthly management fee, payable monthly as soon as practicable after the last day of each month. The Fee will be computed as follows:

     (a) Fee Rate: The Annual Fee Rate shall be 1.00%.

     (b) Fee. One-twelfth of the Fee Rate shall be applied to the average of the net assets of the Fund (computed in the manner set forth in the Fund's Articles of Incorporation, other organizational document or prospectus) determined as of the close of business on each business day throughout the month. The resulting dollar amount comprises the Fee.

     (c) In the case of termination of this Contract during any month, the fee for that month shall be reduced proportionately on the basis of the number of weeks during which it is in effect for that month. The Fee Rate will be computed on the basis of and applied to net assets averaged over that month ending on the last business day on which this Contract is in effect.

     4. It is understood that the Fund will pay all its expenses other than those expressly stated to be payable by the Manager hereunder, which expenses payable by the Fund shall include, without limitation, (i) interest and taxes;
(ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Fund's Directors other than those who are "interested persons" of the Fund or the Manager; (iv) legal and audit expenses; (v) custodian, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Fund and the Fund's shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Fund;
(viii) all other expenses incidental to holding meetings of the Fund's shareholders, including proxy solicitations therefor; (ix) 50% of insurance premiums for Fidelity and other coverage; (x) its proportionate share of association membership dues; (xi) expenses of typesetting for printing Prospectuses and supplements thereto; (xii) expenses of printing and mailing Prospectuses and supplements; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Fund's Directors and officers with respect thereto.

     5. The services of the Manager to the Fund are not to be deemed exclusive, the Manager being free to render services to others and engage in other activities, provided, however, that such other services and

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activities do not, during the term of this Contract, interfere, in a material manner, with the Manager's ability to meet all of its obligations with respect to rendering services to the Fund hereunder. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or other investment instrument.

     6. (a) Subject to prior termination as provided in sub-paragraph (d) of
this paragraph 6, this Contract shall continue in force until           , 1996,
and indefinitely thereafter, but only so long as the continuance after such date shall be specifically approved at least annually by vote of the Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund.

     (b) This Contract may be modified by mutual consent, such consent on the part of the Fund to be authorized by vote of a majority of the outstanding voting securities of the Fund.

     (c) In addition to the requirements of sub-paragraphs (a) and (b) of this paragraph 6, the terms of any continuance or modification of this Contract must have been approved by the vote of a majority of those Directors of the Fund who are not parties to the Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     (d) Either party hereto may, at any time on sixty (60) days' prior written notice to the other, terminate this Contract, without payment of any penalty, by action of its Board of Directors or with respect to the Fund by vote of a majority of the outstanding voting securities of the Fund. This Contract shall terminate automatically in the event of its assignment.

     7. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.

     The terms "vote of a majority of the outstanding voting securities." "assignment", "investment adviser" and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act, as now in effect or as hereafter amended, and subject to such orders as may be granted by the Securities and Exchange Commission.

     8. The Manager consents and grants to the Fund a non-exclusive license for the use by the Fund of the word "Fidelity" in the name of the Fund. Such consent is subject to revocation by the Manager in its discretion, and the Manager may require the Fund to cease using the word "Fidelity" in its name, if the Manager or an affiliate is not employed as an investment adviser to the Fund. The Fund acknowledges that as between it and the Manager, the Manager controls the use of the name of the Fund insofar as it contains the identifying word "Fidelity" and the Manager and its affiliates may use the identifying word "Fidelity" in any other connection and for any purpose, without limitation.

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     IN WITNESS WHEREOF the parties have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.

                                          FIDELITY ADVISOR KOREA FUND, INC.




                                          By:      /s/  GARY L. FRENCH
                                             -----------------------------------
                                                       Gary L. French


                                          FIDELITY MANAGEMENT & RESEARCH COMPANY




                                          By:      /s/  GARY L. FRENCH
                                             -----------------------------------
                                                       Gary L. French










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